As filed with the Securities & Exchange Commission on April 14, 1995

                                  Registration No. 33-________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

                             REGISTRATION STATEMENT
                                   Under the
                             SECURITIES ACT OF 1933


                        INTERNATIONAL DAIRY QUEEN, INC.
              (Exact name of issuer as specified in its charter)

          Delaware                                   41-0852869
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                             7505 Metro Boulevard
                           Edina, Minnesota  55439
                 (Address of principal executive offices)

         International Dairy Queen, Inc. Stock Option Plan of 1993
                            (Full title of the Plan)

                               Michael P. Sullivan
                              7505 Metro Boulevard
                             Edina, Minnesota 55439
                   (Name and address of agent for service)

                                (612) 830-0200
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

  Title of       Amount      Proposed maximum  Proposed maximum    Amount of
securities to    to be       offering price    aggregate offering  registration
be registered    registered  per share (1)     price (1)           fee (1)
- -------------    ----------  ----------------  ------------------  ------------
Class A Common   600,000     $18.125           $10,875,000         $3,750
Stock, $.01 par
value per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C, based upon a price of $18.125 per share, which represents the average of the high and low sales reported for such stock in the NASDAQ National Market System for April 6, 1995.

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                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). As this Registration Statement relates to the registration of additional securities under a previously filed registration statement on Form S-8, the following document, which has been filed by the Company with the Commission, is incorporated by reference in this registration statement:

     The registration of the Company's Common Stock on Form S-8
     (File No. 33-52781).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act
(File No. 0-6116), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


                                    EXHIBITS

     4.1       Restated Certificate of Incorporation*, as amended

     5.1       Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

    23.1       Consent of Ernst & Young LLP

    23.2 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (Exhibit 5.1 to this Registration Statement)

    24.1 Power of Attorney (included on signature page to this Registration Statement)


* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 14, 1995.

                                           INTERNATIONAL DAIRY QUEEN, INC.


                                           By  /s/ Michael P. Sullivan
                                              -------------------------------
                                                   Michael P. Sullivan
                                                   President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Sullivan and Charles W. Mooty, and each or any one of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                              Date
/s/ Michael P. Sullivan   President and Chief Executive        April 13, 1995
- ------------------------  Officer (Principal Executive
Michael P. Sullivan       Officer) and a Director
/s/ Charles W. Mooty      Chief Financial Officer,             April 13, 1995
- ------------------------  Vice President and Treasurer
Charles W. Mooty          (Principal Financial Officer)
/s/ David M. Bond         Secretary, Assistant Treasurer       April 13, 1995
- ------------------------  and Controller (Principal
David M. Bond             Accounting Officer)

/s/ Ernest F. Dorn, Jr.   Director                             April 13, 1995
- ------------------------
Ernest F. Dorn, Jr.

- ------------------------
Richard I. Giertsen
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/s/ Frank L. Heit         Director                             April 13, 1995
- ------------------------
Frank L. Heit

________________________  Director
C. David Luther

________________________  Director
Raymond Mithun

/s/ Jane N. Mooty         Director                             April 13, 1995
- ------------------------
Jane N. Mooty

/s/ John W. Mooty         Director                             April 13, 1995
- ------------------------
John W. Mooty

________________________  Director
Raymond C. Schweigert
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                                INDEX TO EXHIBITS

EXHIBIT                                                                 PAGE
  4.1    Restated Certificate of Incorporation, as amended               *

  5.1    Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.            6

 23.1    Consent of Ernst & Young LLP                                    7

 23.2    Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.           --
         (contained in Exhibit 5.1 to this Registration Statement)

 24.1    Power of Attorney (included on the signature page of this      --
         Registration Statement)

___________________
* Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991.

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                                                                 EXHIBIT 5.1
                                      April 12, 1995

INTERNATIONAL DAIRY QUEEN, INC.
7505 Metro Boulevard
Edina, MN  55439

     Re:   Stock Option Plan of 1993 / Registration Statement on Form S-8

Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended ("Act"), of 600,000 shares ("Shares") of the Class A Common Stock, par value $.01 per share ("Common Stock"), of International Dairy Queen, Inc. ("Company"), which may be issued upon the exercise of options granted under the Company's Stock Option Plan of 1993 ("Plan"). We have examined such documents, certificates, and records as we considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We understand that this opinion is to be used in connection with the Registration Statement and hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       GRAY, PLANT, MOOTY,
                                         MOOTY & BENNETT, P.A.


                                    By /s/ Lindley S. Branson


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                                                                 EXHIBIT 23.1



                Consent of Ernst & Young LLP, Independent Auditors
                --------------------------------------------------

     We consent to the incorporation by reference in this registration statement (Form S-8) pertaining to the International Dairy Queen, Inc. Stock Option Plan of 1993 of our reports dated January 12, 1995, with respect to the consolidated financial statements of International Dairy Queen, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 14, 1995





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